UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Choice Hotel Circle, Suite 400, Rockville, Maryland 20850

(Address of Principal Executive Offices) (Zip Code)

(301) 592-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2016, the Company entered into a Transition Services Agreement with David L. White, the Company’s former Chief Financial Officer. This Agreement was entered into in connection with Mr. White’s planned departure from the Company previously disclosed by the Company on Form 8-K filed May 24, 2016.

Pursuant to the terms of the Transition Services Agreement, beginning on June 3, 2016 Mr. White will continue to serve as an employee of the Company until September 21, 2016, performing such duties assigned to him by the Company’s Chief Executive Officer. During this period, Mr. White will continue to receive compensation and benefits at the same levels provided to him prior to June 3, 2016 other than eligibility to receive grants of equity.

Pursuant to the terms of the Transition Services Agreement, Mr. White’s employment with the Company will terminate on September 21, 2016, and this termination will be deemed a termination without cause under Mr. White’s Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company (as amended in the manner described below).

Also on June 3, 2016, the Company and Mr. White further amended Mr. White’s Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company. The amendment: (i) extends the severance benefit period from 70 weeks to 80 weeks; (ii) modifies the definition of “competing business” for purposes of the non-competition provisions, (iii) extends Mr. White’s participation in the Company’s flexible perquisite program for seven months following the termination date, (iv) requires the Company to provide certain additional insurance coverages and make certain expense reimbursements during the severance benefit period; and (v) provides an exception to the severance payment offset requirement to permit non-competitive consulting services of up to $5,000 per month.

This description of the Transition Services Agreement and the Second Amendment to Non-Competition, Non-Solicitation and Severance Benefit Agreement is qualified in its entirety by reference to the copies of these agreements, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit 10.1 —	Transition Services Agreement between Choice Hotels International, Inc. and David L. White, dated June 3, 2016.

Exhibit 10.2 —	Second Amendment to Non-Competition, Non-Solicitation and Severance Benefit Agreement between Choice Hotels International, Inc. and David L. White, dated June 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016	Choice Hotels International, Inc.

	By:	/s/ Simone Wu
	Name:	Simone Wu
	Title:	Senior Vice President, General Counsel, Corporate Secretary & External Affairs

EXHIBIT INDEX

10.1	Transition Services Agreement between Choice Hotels International, Inc. and David L. White, dated June 3, 2016.

10.2	Second Amendment to Non-Competition, Non-Solicitation and Severance Benefit Agreement between Choice Hotels International, Inc. and David L. White, dated June 3, 2016.

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